UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CRESTWOOD EQUITY PARTNERS LP

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

As previously announced, on September 27, 2023, Crestwood Equity Partners LP (the “Partnership”) commenced a solicitation of consents (the “Consent Solicitation”) from holders of its outstanding preferred units (the “Preferred Units”). On October 18, 2023, the Partnership issued a press release announcing the extension of the expiration date of the Consent Solicitation from holders of its Preferred Units. A copy of the press release is set forth below.

News Release CRESTWOOD EQUITY PARTNERS LP 811 Main Street, Suite 3400 Houston, TX 77002 www.crestwoodlp.com

Crestwood Announces Extension of its Previously Announced Consent Solicitation

HOUSTON, TEXAS, October 18, 2023—Crestwood Equity Partners LP (NYSE: CEQP) (“Crestwood”) today announced the extension of its previously announced solicitation of consents (the “Consent Solicitation”) from holders of record of its outstanding 9.250% Perpetual Preferred Units (the “Preferred Units”) (CUSIP/ISIN: 226344307 / US2263443077) as of September 22, 2023 (collectively, the “Preferred Holders”) to approve the proposed amendment (the “Proposed Amendment”) to Crestwood’s Sixth Amended and Restated Agreement of Limited Partnership, dated August 20, 2021. The expiration date for validly delivering consents has been extended from 5:00 p.m., Eastern Time, on October 17, 2023, to 5:00 p.m., Eastern Time, on October 20, 2023 (such date and time as the same may be further extended or modified, the “Expiration Date”). As of 5:00 p.m., Eastern Time, on October 17, 2023, Preferred Holders of approximately 62.52% of the issued and outstanding Preferred Units had validly delivered and not revoked consents to the Proposed Amendment. Consent from the Preferred Holders of at least two-thirds of the issued and outstanding Preferred Units is required to approve the Proposed Amendment (the “Requisite Consents”).

Preferred Holders who have previously delivered consents in connection with the Consent Solicitation do not need to redeliver such consents or take any other action in response to this announcement in order to consent to the Consent Solicitation.

As previously announced, on August 16, 2023, Crestwood entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Energy Transfer LP (“Energy Transfer”), Pachyderm Merger Sub LLC, a direct wholly owned subsidiary of Energy Transfer (“Merger Sub”), and, solely for the purposes of Sections 2.1(a), 2.1(b), 2.1(c) and 5.21 thereof, LE GP, LLC, pursuant to which Crestwood will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a direct wholly owned subsidiary of Energy Transfer. The Consent Solicitation is being conducted in connection with the Merger and at the direction of Energy Transfer. The obligations of Crestwood, Energy Transfer and the other parties to the Merger Agreement to consummate the Merger in accordance with the terms thereof are not conditioned upon the successful completion of the Consent Solicitation or Crestwood obtaining the Requisite Consents to the Proposed Amendment.

The Consent Solicitation is being made in accordance with the terms and subject to the conditions set forth in Crestwood’s Consent Solicitation Statement, dated September 27, 2023 (the “Statement”). Except as set forth herein with respect to the Expiration Date, the terms and conditions of the Consent Solicitation, as well as the Proposed Amendment, remain the same as set forth and described in the Statement.

Subject to the terms and conditions of the Consent Solicitation, Crestwood is offering to pay each Preferred Holder who validly delivers (and does not revoke) its consent on or prior to the Expiration Date, a cash payment equal to $0.182546 for each Preferred Unit with respect to which consents are received (and not revoked) (the “Consent Fee”). No Consent Fee will be paid if the Consent Solicitation is terminated for any reason prior to the Expiration Date or if the Requisite Consents are not obtained prior to the Expiration Date. Additionally, if the Requisite Consents are received but the conditions to the Merger are not satisfied or waived, as applicable, by the parties to the Merger Agreement or the Merger Agreement is otherwise terminated, the Proposed Amendment will not become effective and the Consent Fee will not be paid.

Crestwood will pay registered brokers and dealers in the United States that delivered consents in the Consent Solicitation from The Depository Trust Company participants and persons resident in the United States (the “Retail Soliciting Dealers”) retail soliciting fees. Each Retail Soliciting Dealer that successfully delivered consents from a retail beneficial owner of the Preferred Units is eligible to receive a fee (the “Retail Soliciting Fee”) from Crestwood equal to $0.0456365 for each Preferred Unit for which a consent was validly delivered and not revoked by or on behalf of such retail beneficial owner, except for any Preferred Units for which consents were delivered by a Retail Soliciting Dealer for its own account. The Retail Soliciting Fee will only be paid to each Retail Soliciting Dealer in respect of beneficial owners who delivered consents in respect of Preferred Units in an aggregate amount of 25,000 Preferred Units or fewer.

NEWS RELEASE

BofA Securities is the Solicitation Agent in the Consent Solicitation and D.F. King & Co., Inc. has been retained to serve as the Information and Tabulation Agent. Persons with questions regarding the Consent Solicitation should contact BofA Securities at 888-292-0070 (toll free) or 980-387-3907 (collect) or debt_advisory@bofa.com. Requests for the Statement should be directed to D.F. King & Co., Inc. at 212-269-5550 (Banks and Brokers), 800-290-6424 (All Others Toll Free) or by email at ceqp@dfking.com. Crestwood reserves the right to modify the Statement and the terms and conditions of the Consent Solicitation or to terminate the Consent Solicitation at any time.

No Offer or Solicitation

None of Crestwood, the Solicitation Agent or the Information and Tabulation Agent makes any recommendation as to whether the Preferred Holders should deliver any consents. Each Preferred Holder must make its own decision as to whether or not to deliver consents.

This communication is for informational purposes only and is not intended to, and shall not constitute an offer to sell or the solicitation of an offer to buy, or a solicitation of any vote, consent or approval with respect to any securities, including the Preferred Units, nor shall there be any offer, issuance, exchange, transfer, solicitation or sale of securities in any jurisdiction in which such offer, issuance, exchange, transfer, solicitation or sale would be in contravention of applicable law. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”). The Consent Solicitation is being made solely by the Statement and subject to the terms and conditions stated therein.

Important Information about the Transaction and Where to Find It

In connection with the Consent Solicitation, the Statement has been, and certain other documents relating to the Consent Solicitation may be, filed by Crestwood with the U.S. Securities and Exchange Commission (the “SEC”). BEFORE MAKING ANY DECISION WITH RESPECT TO THE CONSENTS, PREFERRED UNITHOLDERS ARE URGED TO READ THE STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE CONSENT SOLICITATION.

The Consent Solicitation is being made in connection with the Merger and at the direction of Energy Transfer, pursuant to the Merger Agreement. In connection with the Merger, Energy Transfer filed with the SEC a registration statement on Form S-4 (the “Registration Statement”) that includes a proxy statement of Crestwood that also constitutes a prospectus of Energy Transfer, and each party will file other documents regarding the proposed transaction with the SEC. The Registration Statement was declared effective by the SEC on September 29, 2023, and a definitive proxy statement/prospectus has been mailed to Crestwood unitholders of record as of September 22, 2023. This communication is not a substitute for the Registration Statement, proxy statement/prospectus or any other document that Energy Transfer or Crestwood (as applicable) has filed or may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF ENERGY TRANSFER AND CRESTWOOD ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Registration Statement and the proxy statement/prospectus, as each may be amended from time to time, as well as other filings containing important information about Energy Transfer or Crestwood, without charge at the SEC’s website, at http://www.sec.gov. Copies of the documents filed with the SEC by Energy Transfer are available free of charge on Energy Transfer’s website at www.energytransfer.com under

NEWS RELEASE

the tab “Investor Relations” and then under the tab “SEC Filings” or by directing a request to Investor Relations, Energy Transfer LP, 8111 Westchester Drive, Suite 600, Dallas, TX 75225, Tel. No. (214) 981-0795 or to investorrelations@energytransfer.com. Copies of the documents filed with the SEC by Crestwood are available free of charge on Crestwood’s website at www.crestwoodlp.com under the tab “Investors” and then under the tab “SEC Filings” or by directing a request to Investor Relations, Crestwood Equity Partners LP, 811 Main Street, Suite 3400, Houston, TX 77002, Tel. No. (832) 519-2200 or to investorrelations@crestwoodlp.com. The information included on, or accessible through, Energy Transfer’s or Crestwood’s website is not incorporated by reference into this communication.

Participants in the Solicitation

Energy Transfer, Crestwood and the directors and certain executive officers of their respective general partners may be deemed to be participants in the solicitation of proxies in respect of the Merger. Information about the directors and executive officers of Crestwood’s general partner is set forth in its proxy statement for its 2023 annual meeting of unitholders, which was filed with the SEC on March 31, 2023, and in its Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 27, 2023. Information about the directors and executive officers of Energy Transfer’s general partner is set forth in its Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 17, 2023. Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, is contained in the proxy statement/prospectus and other relevant materials filed with the SEC.

Forward-Looking Statements

This communication contains “forward-looking statements.” In this context, forward-looking statements often address future business and financial events, conditions, expectations, plans or ambitions, and often include, but are not limited to, words such as “believe,” “expect,” “may,” “will,” “should,” “could,” “would,” “anticipate,” “estimate,” “intend,” “plan,” “seek,” “see,” “target” or similar expressions, or variations or negatives of these words, but not all forward-looking statements include such words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of Energy Transfer and Crestwood, that could cause actual results to differ materially from those expressed in such forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: the inability to secure the Requisite Consents prior to the Expiration Date; potential litigation challenging the Proposed Amendment; the completion of the Merger on anticipated terms and timing, or at all, including obtaining Crestwood unitholder approval and any other approvals that may be required on anticipated terms; anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined company’s operations and other conditions to the completion of the Merger, including the possibility that any of the anticipated benefits of the proposed transaction will not be realized or will not be realized within the expected time period; the ability of Energy Transfer and Crestwood to integrate the business successfully and to achieve anticipated synergies and value creation; potential litigation relating to the proposed transaction that could be instituted against Energy Transfer, Crestwood or the directors of their respective general partners; the risk that disruptions from the proposed transaction will harm Energy Transfer’s or Crestwood’s business, including current plans and operations and that management’s time and attention will be diverted on transaction-related issues; potential adverse reactions or changes to business relationships, including with employees suppliers, customers, competitors or credit rating agencies, resulting from the announcement or completion of the proposed transaction; rating agency actions and Energy Transfer and Crestwood’s ability to access short- and long-term debt markets on a timely and affordable basis; legislative, regulatory and economic developments, changes in local, national, or international laws, regulations, and policies affecting Energy Transfer and Crestwood; potential business uncertainty, including the outcome of commercial negotiations and changes to existing business relationships during the pendency of the proposed

NEWS RELEASE

transaction that could affect Energy Transfer’s and/or Crestwood’s financial performance and operating results; certain restrictions during the pendency of the Merger that may impact Crestwood’s ability to pursue certain business opportunities or strategic transactions or otherwise operate its business; acts of terrorism or outbreak of war, hostilities, civil unrest, attacks against Energy Transfer or Crestwood, and other political or security disturbances; dilution caused by Energy Transfer’s issuance of additional units representing limited partner interests in connection with the proposed transaction; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the impacts of pandemics or other public health crises, including the effects of government responses on people and economies; changes in the supply, demand or price of oil, natural gas, and natural gas liquids; those risks described in Item 1A of Energy Transfer’s Annual Report on Form 10-K, filed with the SEC on February 17, 2023, and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K; those risks described in Item 1A of Crestwood’s Annual Report on Form 10-K, filed with the SEC on February 27, 2023, and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K; those risks that are described in the Registration Statement and the accompanying proxy statement/prospectus filed with the SEC in connection with the proposed transaction; and those risks that are described in the Statement.

While the list of factors presented here, in the Statement, in the Registration Statement and in the proxy statement/prospectus is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Energy Transfer and Crestwood caution you not to place undue reliance on any of these forward-looking statements as they are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of new markets or market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this communication. Neither Energy Transfer nor Crestwood assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Neither future distribution of this communication nor the continued availability of this communication in archive form on Energy Transfer’s or Crestwood’s website should be deemed to constitute an update or re-affirmation of these statements as of any future date.

About Crestwood Equity Partners LP

Houston, Texas, based Crestwood Equity Partners LP (NYSE: CEQP) is a master limited partnership that owns and operates midstream businesses in multiple shale resource plays across the United States. Crestwood is engaged in the gathering, processing, treating, compression, storage and transportation of natural gas; storage, transportation, terminalling and marketing of NGLs; gathering, storage, terminalling and marketing of crude oil; and gathering and disposal of produced water. For more information, visit Crestwood Equity Partners LP at www.crestwoodlp.com; and to learn more about Crestwood’s sustainability efforts, please visit https://esg.crestwoodlp.com.

Source: Crestwood Equity Partners LP

Crestwood Equity Partners LP

Investor Contact

Andrew Thorington, 713-380-3028

andrew.thorington@crestwoodlp.com

Vice President, Finance and Investor Relations

Sustainability and Media Contact

Joanne Howard, 832-519-2211

joanne.howard@crestwoodlp.com

NEWS RELEASE

Senior Vice President, Sustainability and Corporate Communications

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